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                                                                    EXHIBIT 10.8



                                  PREMCOR INC.

                            LONG TERM INCENTIVE PLAN






                                                                    JANUARY 2001
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                                  Premcor Inc.
                            Long Term Incentive Plan


                               TABLE OF CONTENTS
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                                                                            PAGE
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1. Establishment and Purpose................................................   1
   1.1  Establishment of the Plan...........................................   1
   1.2  Purpose.............................................................   1

2. Definitions..............................................................   1

3. Administration...........................................................   3
   3.1  The Board...........................................................   3
   3.2  Authority of the Board..............................................   3
   3.3  Amendment, Modification, and Termination............................   4
   3.4  Decisions Binding...................................................   4

4. Eligibility and Participation............................................   4
   4.1  Eligibility.........................................................   4
   4.2  Actual Participation................................................   4
   4.3  Timing of Participation.............................................   4

5. Incentive Award Opportunity..............................................   5
   5.1  Establishment of the Targets........................................   5
   5.2  Establishment of Performance Measures...............................   5
   5.3  Pay-out of Awards and Deferrals.....................................   6
   5.4  Award Agreement.....................................................   6

6. Termination of Employment and Change in Control..........................   6
   6.1  Termination of Employment - Death, Disability, Normal Retirement,
        or Involuntarily....................................................   6
   6.2  Termination of Employment - Cause or Voluntarily....................   7
   6.3  Change in Control...................................................   7

7. Beneficiary..............................................................   7
   7.1  Designation of Beneficiary..........................................   7
   7.2  Death of Beneficiary................................................   7
   7.3  Ineffective Designation.............................................   7

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8. Rights of Participants..................................................   8
   8.1 Employment..........................................................   8
   8.2  Participation......................................................   8
   8.3  Nontransferability.................................................   8
   8.4  Unsecured Interest.................................................   8

9. Miscellaneous Provisions................................................   8
   9.1  Costs of the Plan..................................................   8
   9.2  Tax Withholding....................................................   8
   9.3  Special Compensation...............................................   8
   9.4  Successors.........................................................   9
   9.5  Severability.......................................................   9
   9.6  Gender and Number..................................................   9
   9.7  Governing Law......................................................   9

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                                  Premcor Inc.
                            Long Term Incentive Plan


1.   Establishment and Purpose.

     1.1  Establishment of the Plan.

     The Company hereby establishes a long-term management incentive compensation arrangement to be known as the Plan, as set forth in this document.

     Upon approval by the Board of Directors, the Plan shall become effective as of January 1, 2001. The Plan shall remain in effect until terminated by the Board of Directors.

     1.2  Purpose.

     The primary purpose of the Plan is to provide a significant incentive for Key Management Employees to focus their activities toward the achievement of specific long-term Company financial objectives. The Plan also has a purpose of establishing an incentive for Participants to maintain their employment with the Company.

2.   Definitions.

     Whenever used in this Plan, the following terms shall have the meanings set forth below:

     a. "Award Agreement" means an agreement between the Company and a Participant that sets forth the terms and provisions applicable to a Performance Period, as further provided in Section 5.4.

     b. "Board of Directors" or "Board" means the Board of Directors of the Company.

     c. "Cause" means (i) the willful and continuous failure by a Participant to substantially perform Participant's duties with the Company (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed Participant's duties,
          (ii) gross misconduct or gross negligence by the Participant or (iii) the Participant's conviction of or the entering of a plea of guilty or nolo contendere to the commission of a felony.

     d.   "Change in Control" means:

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               (i) the consummation of (A) any consolidation, reorganization, merger or similar transaction involving the Company, other than a consolidation, reorganization, merger or similar transaction in which the shareholders immediately prior to such transaction own more than 50% of the combined voting power of the voting securities of the surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (C) the liquidation or dissolution of the Company

               (ii) when any Person (as defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than an employee benefit plan or trust maintained by the Company or any of its Subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the voting power of the Company outstanding at the time (in one or more related or unrelated transactions)(a "Significant Interest"), but only if at such time such interest is greater than Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliate's beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the voting power of the Company ("Blackstone's Interest")

               (iii) when, during any period of 24 months or less, the individuals who constituted the Board at the beginning of such period shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders, as the case may be, of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     e. "Company" means Premcor Inc. and its successors, as further provided in Section 9.4.

     f. "Director" means an individual who is a member of the Board of Directors.

     g. "Disability" means a permanent and total disability which prohibits a Participant from performing his or her employment duties and obligations, within the meaning of Internal Revenue Code Section 22(e)(3), or any successor provision, as determined by the Board in good faith, upon receipt of, and in reliance on, sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

     h. "Effective Date" means the date this Plan becomes effective, as set forth in Section 1.1.

     i.   "Fiscal Year" means the Company's fiscal year consisting of the twelve
          (12) calendar months beginning each January 1 and ending December 31.

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     j.   "Key Management Employee" means a management employee of the Company or a subsidiary thereof that contributes directly to the long-term success of the Company and/or its subsidiaries and divisions, as further provided in Section 4.

     k. "Normal Retirement" means termination of employment on or after attainment of age sixty-five (65).

     l. "Participant" means an employee of the Company or a subsidiary thereof who has (i) been nominated for eligibility by the Chief Executive Officer, (ii) been approved by the Board as being a Key Management Employee and (iii) executed an Award Agreement that specifies the details of the employee's participation for a specific Performance Period.

     m. "Performance Measure(s)" means one or more Company financial goals established for each Performance Period by the Board, upon recommendation by the Chief Executive Officer, used to determine the size of award payments hereunder to Participants, as further described in Section 5.

     n. "Performance Period" means a period of three (3) consecutive Fiscal Years of the Company, beginning with the first day of a specified Fiscal Year, during which the degree of achievement of the Performance Measures shall determine the size of award payments hereunder to Participants, as further described in Section 5.2. At the discretion of the Board, new Performance Periods may overlap and can commence as frequently as on an annual basis.

3.   Administration

     3.1  The Board.

     This Plan shall be administered by the Board, the Compensation Committee or any other committee consisting of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board.

     3.2  Authority of the Board.

     The Board shall have full power to select and approve Participants from among those nominated by the Chief Executive Officer ("CEO"); to determine the frequency and size of the incentive award opportunity (which need not be the same for each Participant); to determine the terms and conditions of each individual's participation in a manner consistent with the provisions of the Plan; to establish Performance Measures and the weight of those measures by operating unit (if applicable); to establish specific definitions for the Performance Measures, and to ensure that these definitions will be applied on a consistent basis from year to year; to set forth guidelines governing the minimum, target, and maximum awards that may be earned by Participants with respect to various levels of achievement of the Performance Measures during the Performance Period, subject to the terms of Section 5; to revise the Performance Measures during a Performance Period only to the extent necessary in equity to preserve the integrity of the

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measures; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, rescind, or waive rules and regulations for the Plan's administration; to delegate administrative duties pertaining to recordkeeping, and to rely on outside counsel, independent accountants, or other consultants to render advice and/or assistance in fulfilling administrative duties; and, subject to the provisions in Section 3.3, to amend, modify or terminate the Plan.

     The Board shall have the full discretionary power to make any and all determinations which may be necessary or advisable for the administration of the Plan, to the extent consistent with the provisions of the Plan.

     3.3  Amendment, Modification, and Termination.

     At any time, and from time to time, the Board may amend, modify or terminate the Plan. However, no amendment, modification or termination shall adversely affect the rights and/or interest of a Participant pertaining to any Performance Period in progress at the time of the amendment, modification or termination.

     3.4  Decisions Binding.

     All determinations and decisions made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its owners, subsidiaries, employees, Participants, and their estates and beneficiaries.

4.   Eligibility and Participation.

     4.1  Eligibility.

     Eligibility for participation in the Plan shall be limited to those employees who have been designated by the CEO of the Company as being Key Management Employees.

     4.2  Actual Participation.

     Subject to the provisions of the Plan, prior to the beginning of each Performance Period (or as close thereto as administratively possible), the Board will identify which, if any, Key Management Employees (as nominated by the CEO of the Company) shall participate in the Performance Period about to begin.

     Prior to the beginning of each Performance Period (or as close thereto as administratively possible), and as soon as practicable following the approval by the Board, each Participant shall execute an Award Agreement with the Company (as provided in Section 5.4), which shall describe the terms and conditions of each individual's participation in the corresponding Performance Period.

     4.3  Timing of Participation.

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     Participation in the Plan shall begin on the first day of each Performance
Period. However, the Board, in its sole discretion, may allow an individual who becomes eligible during a Performance Period to participate in the Plan. In such case, the Participant's degree of participation for such Performance Period shall be determined by the Board at its discretion; however, in such case, participation generally shall be prorated, based upon the number of full months of actual participation during such Performance Period.

5.   Incentive Award Opportunity.

     5.1  Establishment of the Targets.

     Prior to the beginning of each Performance Period (or as close thereto as administratively possible), the Board shall establish a target award incentive opportunity for each Participant (which may differ for each Participant), as recommended to the Board by the CEO of the Company. Each target award amount shall represent the amount of cash or common stock of the Company (or any successor thereof) that can be earned by the Participant at the end of the Performance Period, based upon the achievement of one hundred percent (100%) of the pre-established Performance Measures.

     Prior to the beginning of each Performance Period (or as close thereto as administratively possible), the Board also shall establish minimum and maximum award incentive opportunities for each Participant for achievement of the Performance Measures at a level either less than or greater than one hundred percent (100%). Performance at a level less than the minimum shall result in no award.

     The target, minimum and maximum award incentive opportunities shall be communicated to each Participant within the respective Award Agreement, as executed at the beginning of each Performance Period pursuant to Section 5.4 (or as close thereto as administratively possible).

     5.2  Establishment of Performance Measures.

     Prior to the beginning of each Performance Period, the Board shall establish one or more Performance Measures, as recommended to the Board by the CEO. The Performance Measures shall be based upon Company financial goals and shall be weighted as determined by the Board. Performance measures will reflect key strategic goals or critical operating objectives over a three-year time frame.

     The level of achievement of the Performance Measures at the end of the respective Performance Period shall determine the percentage, if any, of the target award to be paid.

     Further, at the same time Performance Measures are set, the Board may establish a "hurdle" rate of annual growth in sales, profits, or return on equity, or other financial measure. Unless this hurdle rate is achieved by the end of the respective Performance Period, no award

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payment will be made, regardless of the level of achievement of the pre-
established Performance Measures.

     5.3  Pay-out of Awards and Deferrals.

     Participants that are in the employ of the Company on the last day of a Performance Period shall receive a pay-out for that Performance Period, based upon the pre-established minimum, target or maximum incentive award opportunities (as provided in Section 5.1), in relation to the level of achievement of pre-established Performance Measures (as provided in Section 5.2).

     When earned, pay-out shall be made in a cash lump sum or if the Board so elects, in shares of common stock of the Company (or any successor thereof) as soon as practicable following the end of the corresponding Performance Period, but in no event beyond the March 15 of the calendar year following the calendar year in which the Performance Period ends.

     5.4  Award Agreement.

     Prior to the beginning of each Performance Period (or as soon thereafter as administratively possible), the Company shall execute an Award Agreement with each Participant. The Agreement shall describe the terms and conditions of each individual's participation in the Plan for the relevant Performance Period and shall include, among other information, each Participant's minimum, target and maximum incentive award opportunities, along with the corresponding Performance Measures to be achieved. The included terms and conditions need not be the same for each Participant, nor for each Performance Period.

6.   Termination of Employment and Change in Control.

     6.1 Termination of Employment - Death, Disability, Normal Retirement, or Involuntarily.

     In the event a Participant's employment is terminated during a Performance Period (i) by reason of death, Disability or Normal Retirement or (ii) involuntarily by the Company other than for Cause as described in Section 6.2, the Participant shall receive a prorated target incentive award for all outstanding awards. The amount of the award shall be determined be multiplying the Participant's pre-established target award amount for each Performance Period then in progress by a fraction, the numerator of which is the number of full months of participation during the Performance Period(s) through the date of employment termination, and the denominator of which is thirty-six (36). In the event of death or Disability, the Participant's date of employment termination shall be deemed to be the first day of the calendar month following the month in which the Participant dies or incurs a Disability.

     This prorated award shall be paid at the end of the Performance Period in accordance with the provisions of Section 5.3 and based on the Performances Measures achieved as of the end of the Performance Period.

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     6.2  Termination of Employment - Cause or Voluntarily.

     In the event a Participant's employment is terminated for Cause or the Participant voluntarily terminates employment, all of the Participant's awards then outstanding shall immediately be forfeited with no pay-out, along with all associated rights thereto. For purposes of this forfeiture, Cause shall be determined by the Board in good faith.

     6.3  Change in Control.

     Notwithstanding any provision in this Plan to the contrary, the Board may include provisions in an Award Agreement to address the effect of a Change in Control on the payment and value of a Participant's incentive opportunity.

7.   Beneficiary.

     7.1  Designation of Beneficiary.

     Each Participant shall be entitled to designate a beneficiary or beneficiaries who, following the Participant's death, will be entitled to receive any amounts that otherwise would have been paid to the Participant under the Plan. Each designation shall be effective as of the date delivered by a Participant to the Vice President of Human Resources of the Company. The Participant may change his or her beneficiary designation at any time, on such form as prescribed by the Board.

     The payment of any amounts owing to a deceased Participant pursuant to his or her outstanding awards hereunder shall be in accordance with the last unrevoked written designation of beneficiary that has been signed and delivered by the Participant to the Vice President of Human Resources prior to the Participant's death.

     7.2  Death of Beneficiary.

     In the event that a designated beneficiary, as provided in Section 7.1, predeceases the Participant, the share which such beneficiary would have received shall be payable equally first to the remaining primary beneficiaries, or if no primary beneficiaries survive the Participant, to the remaining secondary beneficiaries. In the event that all primary and secondary beneficiaries predecease the Participant, the amounts shall be paid to the Participant's estate. In such an event, the term "beneficiary" shall include the Participant's estate.

     7.3  Ineffective Designation.

     In the event the Participant does not designate a beneficiary, or if for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant shall be paid to the Participant's estate, and in such event, the term "beneficiary" shall include the Participant's estate.

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8.   Rights of Participants.

     8.1 Employment.

     Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     8.2  Participation.

     No Participant or other employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, despite having been selected for participation in a previous Performance Period.

     8.3  Nontransferability.

     No right or interest granted to a Participant under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     8.4  Unsecured Interest.

     No Participant or beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

9.   Miscellaneous Provisions.

     9.1  Costs of the Plan.

     All costs of the Plan, including but not limited to pay-out of awards and administrative expenses, shall be incurred by the Company out of the Company's general assets. Although not prohibited from doing so, the Company is not required in any way to segregate assets in any manner or to specifically fund the benefits provided under the Plan.

     9.2  Tax Withholding.

     The Company shall have the right to require a Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, or to deduct from any or all payments under this Plan amounts sufficient to satisfy all required withholding tax requirements.

     9.3  Special Compensation.

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     To the extent permitted by law, amounts paid under this Plan shall not be considered to be compensation for purposes of any benefit plan or program maintained by the Company.

     9.4  Successors.

     All obligations of the Company under the Plan with respect to pay-out of awards, and the corresponding rights granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

     9.5  Severability.

     In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     9.6  Gender and Number.

     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     9.7  Governing Law.

     To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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